UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2013

EXOPACK HOLDING CORP.
(Exact name of registrant specified in its charter)

Delaware	333-136559	76-0678893
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3070 Southport Road, Spartanburg, SC	29302
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (864) 596-7140

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

Exopack Holdings Corp. (“Exopack”) announced 2013 first quarter sales of $207 million, a decrease of approximately 5% from our sales of $218 million in the first quarter of 2012. The decrease in revenues was primarily because the first quarter of 2013 had two fewer shipping days than the first quarter of 2012, and we had reduced, lower margin brokerage-related sales in the first quarter of 2013. The pet food and salt and insulation bags business stabilized, and we experienced strong sales in the food packaging business. Our gross profit in the first quarter of 2013 exceeded the first quarter of 2012 by 1%, with margins up 0.8% in the first quarter of 2013 from the first quarter of 2012. We have begun to experience the benefits from purchasing raw materials under a packaging initiative we have with Global Packaging Procurement Inc., which assesses raw material prices for us and certain other portfolio companies of Sun Capital Partners, Inc. (“Sun Capital”).

Item 8.01    Other Events.

Sun Capital Partners, Inc. (“Sun Capital”) and its affiliates are pursuing a consolidation (the “Consolidation”) of five of their flexible and rigid packaging portfolio businesses, including Exopack, Kobusch, Britton, Paragon and Paccor (collectively, the “Consolidated Businesses”) under one corporate holding structure. The Consolidation is being pursued in order to create a global packaging company with operations in over 70 countries that focuses on rigid and flexible plastic packaging. The Consolidation is expected to generate benefits for the Consolidated Businesses that include greater product and technology breadth, enabling the Consolidated Businesses to gain market share; a global manufacturing platform, enabling the Consolidated Businesses to gain share with major consumer goods companies; and the ability to drive best practices in manufacturing.

The new parent company of the Consolidated Businesses will be a Luxembourg holding company (“Luxco”). Following the Consolidation, Luxco will indirectly own all of the outstanding share capital of the Consolidated Businesses (including CPG Finance, Inc., the direct parent company of Exopack) and Luxco and Exopack will continue to be held by funds managed by Sun Capital. We anticipate that Exopack will continue to maintain a debt structure separate from the other Consolidated Businesses and Exopack's existing indebtedness will remain outstanding.

We are currently targeting for the Consolidation to result in cost savings of approximately $65 million per year based on back-office, manufacturing and global procurement synergies. We are targeting for Exopack to realize approximately $16 million in cost savings as a result of the Consolidation. The combined revenues of the Consolidated Businesses in 2012 were approximately $2.5 billion, and they had profit margins similar to Exopack (after giving effect to the targeted cost savings described above).

The board of directors of Luxco will oversee the Consolidated Businesses. Jack Knott and Mike Alger will be appointed as executive directors of Luxco, along with other non-executive directors. They will serve as Chief Executive Officer and Chief Financial Officer of the Consolidated Businesses, as well as continuing to serve as Exopack's Chief Executive Officer and Chief Financial Officer, respectively. Michael Cronin will be CEO of Luxco's flexible division. The consolidated group will be comprised of two principal operating segments - the rigid division and the flexible division. The cost of senior management services for Luxco will be shared among the Combined Businesses on a pro rata basis, with Exopack being allocated approximately 40% of the cost, which we believe represents approximately $1 million of annual cost savings for Exopack.

In connection with the Consolidation, Exopack is also seeking to amend its $350 million senior secured term loan facility and its ABL facility with GE Capital (“GE”). Exopack is seeking the term loan amendment in order to (i) obtain more favorable interest rate terms, (ii) make certain technical changes to permit the Consolidation and (iii) enable Exopack to participate in supplier financing at investment grade borrowing rates, which Exopack believes will reduce working capital needs and improve cash flows at more attractive financing costs. Exopack is seeking the ABL amendment in order to make certain technical changes to permit the Consolidation. GE will separately consent to each supplier financing program on a case by case basis. The effectiveness of these amendments is a condition to the Consolidation.

This report includes forward‑looking statements, which are based on our current expectations and projections about future events. All statements other than statements of historical facts included in this report including, without limitation, statements regarding our future financial position, risks and uncertainties related to our business, strategy, capital expenditures, projected costs and our plans and objectives for future operations, including our plans for future costs savings and synergies, may be deemed to be forward‑looking statements. Words such as “believe,” “expect,” “anticipate,” “may,” “assume,” “plan,” “intend,” “will,” “should,” “could,” “estimate,” “risk” and similar expressions or the negatives of these expressions are intended to identify forward‑looking statements. By their nature, forward‑looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. Forward‑looking statements are not guarantees of future performance. You should not place undue reliance on these forward‑looking statements. In addition any forward‑looking statements are made only as of the date of this report, and we do not intend and do not assume any obligation to update any statements set forth in this report. Many factors may cause our results of operations, financial condition, liquidity and the development of the industry in which we compete to differ materially from those expressed or implied by the forward‑looking statements contained in this report.
The information in this Current Report on Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOPACK HOLDING CORP.

Date: May 1, 2013	By:	/s/ Jack E. Knott
Jack E. Knott
Chairman and Chief Executive Officer